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                                                                  Exhibit (h)(3)

                         RBC CAPITAL MARKETS CORPORATION
                       MASTER AGREEMENT AMONG UNDERWRITERS

                                                                    July 1, 2004

RBC Capital Markets Corporation
One Liberty Plaza, 165 Broadway

New York, NY 10006-1404

Ladies and Gentlemen:

          1. General. We understand that RBC Capital Markets Corporation is entering into this Agreement in counterparts with us and other firms who may be underwriters for issues of securities in which RBC Capital Markets Corporation is acting as Representative or one of the Representatives of the several underwriters. This Agreement shall apply to any public offering of securities pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "Act"), in which we elect to act as an underwriter after receipt of an invitation from RBC Capital Markets Corporation including, without limitation, the identity of the issuer and, if different from the issuer, the seller or sellers of the securities, the securities proposed to be offered, whether the underwriters are offered an option to purchase additional securities to cover over-allotments and, the names of the other Representatives, if any, and stating that our participation as an underwriter in the proposed offering shall be subject to the provisions of this Agreement. RBC Capital Markets Corporation's invitation shall include instructions for our acceptance of such invitation. At or prior to the time of an offering, RBC Capital Markets Corporation shall advise us, to the extent applicable, as to the expected offering date, the expected closing date, the amount of our underwriting obligation, the initial public offering price, the interest or dividend rate, if any, and the price to underwriters (including the breakdown of the management fee, underwriting compensation, selling concession and dealer reallowance). All of the foregoing information may be conveyed to you in one or more telegrams, telexes, graphic scanning communications or other form of written communication (such communications received by us with respect to an offering are hereafter collectively referred to as the "Invitation").

          This Agreement, as amended or supplemented by the Invitation, shall become binding upon us and the Representatives with respect to such offering if you receive our written acceptance and you do not receive a written communication revoking our acceptance prior to the time and date specified in the Invitation (our unrevoked acceptance after expiration of such time and date being hereinafter referred to as our "Acceptance"). Our Acceptance may be conveyed to RBC Capital Markets Corporation by telegram, telex, graphic scanning communication or other form of written communication. If we have not previously executed this Agreement, by our Acceptance we shall be deemed to be signatories hereof with respect to the offering to which the Acceptance relates. To the extent that any terms contained in the Invitation are inconsistent with any provisions herein, the terms of the Invitation shall supercede any provisions herein. Our Acceptance will also constitute our confirmation that, except as otherwise stated in such
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Acceptance, each applicable statement included in the Master Underwriters'
Questionnaire attached as Exhibit A hereto (or otherwise furnished to us) is correct. We agree to notify you immediately of any development before the termination of the offering provisions referred to in Section 10(a) hereof with respect to any particular offering of securities which makes untrue or incomplete any information that we have given or are deemed to have given in response to the Master Underwriters' Questionnaire. The obligations of each underwriter shall be several and not joint. The securities offered in any offering of securities made pursuant to this Agreement, including any guarantees relating to such securities or any other securities into which such securities are convertible or for which such securities are exercisable or exchangeable and any securities that may be purchased upon exercise of an over-allotment option, are hereinafter referred to as the "Securities." The issuer or issuers of the Securities are hereinafter referred to as the "Company." All references herein to "you" or the "Representatives" shall include RBC Capital Markets Corporation and the other firms, if any, which are named as Representatives in the Invitation. Except as otherwise provided in Section 10(c) hereof, the following provisions of this Agreement shall apply separately to each individual offering of Securities.

          2. Underwriting Arrangements. The Representatives shall determine which signatories or other parties deemed to be signatories to this Agreement will be invited to become underwriters for the Securities. Changes may be made by the Representatives in those who are to be underwriters and in the respective amounts of Securities to be purchased by them, but the amount of Securities to be purchased by us as set forth in the Invitation will not be increased without our consent except as provided in the underwriting agreement (the "Underwriting Agreement") covering the Securities. We authorize you on our behalf to execute and deliver the Underwriting Agreement, in such form as you determine and to take such action as you deem advisable in connection with the performance of the Underwriting Agreement and this Agreement and the purchase, carrying, sale and distribution of the Securities. The parties on whose behalf you execute the Underwriting Agreement are hereinafter referred to as the "Underwriters." You may waive performance or satisfaction by the Company, any selling security holders or any other party to the Underwriting Agreement of certain of its or their obligations or conditions included in the Underwriting Agreement, if in your judgment such waiver will not have a material adverse effect upon the interests of the Underwriters. It is understood that, if so specified in the Invitation for the issue, arrangements may be made for the sale of Securities by the Company or selling security holders pursuant to delayed delivery contracts. Such Securities are hereinafter referred to as "Delayed Delivery Securities," and such contracts as "Delayed Delivery Contracts." Securities for which such contracts are not entered into by the Company or selling security holders are hereinafter referred to as "Immediate Delivery Securities." References here to delayed delivery and Delayed Delivery Contracts apply only to offerings in which delayed delivery is authorized. The term "underwriting obligation," as used in this Agreement with respect to any Underwriter, shall refer to the principal amount or number of shares or units of the Securities (plus such additional Securities as may be required by the Underwriting Agreement to be purchased by such Underwriter in the event of a default by one or more of the Underwriters) which such Underwriter is obligated to purchase pursuant to the provisions of the Underwriting Agreement, without regard to any reduction in such obligation as a result of Delayed Delivery Contracts which are entered into by the Company.
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          As compensation for your services we will pay a management fee as specified in the Invitation for the offering (without deduction in respect of Delayed Delivery Securities), and you may charge our account therefore. If there is more than one Representative, such compensation will be divided among the Representatives in such proportions as they determine.

          3. Prospectus and Registration Statement. You will furnish to us (or make available for our review in your office), to the extent made available to you by the Company, a copy of the registration statement or statements filed with the Securities and Exchange Commission (the "Commission") with respect to the Securities (other than any documents incorporated therein by reference and any exhibits) and any amendments thereto. You will furnish to us, as soon as practicable after sufficient quantities thereof are made available to you by the Company, copies of the prospectus, supplemented prospectus or term sheet (excluding any documents incorporated by reference therein) to be used in connection with the offering of the Securities. As used herein "Prospectus" means the form of prospectus (including any term sheet, supplements and any documents incorporated by reference therein) authorized for use in connection with such Offering, and "Registration Statement" means the registration statement, as amended and including any documents incorporated by reference therein, under which the offer and sale of the Securities are registered under the Act.

          We understand that we are not authorized to give any information or make any representation not contained in the Prospectus, as amended or supplemented, or in any document incorporated by reference therein in connection with the offering of the Securities. Our Acceptance of an Invitation shall constitute our agreement that, if requested by you, we will furnish a copy of any amendment, supplement or term sheet to any preliminary or final Prospectus to each person to whom we have furnished a previous preliminary or final Prospectus. Our Acceptance of an Invitation relating to an offering of Securities shall constitute our acknowledgment that we are familiar with the Registration Statement, including the documents incorporated by reference therein, the form of Underwriting Agreement and the form of indenture, if any, or other documents describing the terms of the Securities, filed as exhibits to the Registration Statement or otherwise made available to us, and with any preliminary prospectus, preliminary supplemental prospectus or prospectus relating to the Securities theretofore filed with the Commission. Our Acceptance of an Invitation relating to an offering of Securities shall also constitute our consent to being named in the Prospectus as one of the Underwriters of the Securities. You are authorized, with approval of counsel for the Underwriters, to approve on our behalf any amendments, supplements or term sheet to the Registration Statement or in the Prospectus. Our Acceptance of an Invitation shall also constitute our confirmation that we have delivered, and our agreement that we will deliver, all preliminary and final Prospectuses required for compliance with Rule 15c2-8 (or any successor provision) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We agree to keep an accurate record of the distribution (including dates and number of copies) by us of copies of the Registration Statement, the Prospectus or any preliminary prospectus (or any amendment, supplement or term sheet to any thereof), and promptly upon request by you, to bring all subsequent changes to the attention of anyone to whom such materials shall have been
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distributed. We agree that, if we are advised by you that the Company was not, immediately prior to the filing of the Registration Statement, subject to the requirements of Section 13(a) or 15(d) of the Exchange Act, we will not sell any of the Securities to persons over whose account we exercise discretionary authority without their specific advance consent.

          4. Public Offering. (a) In connection with the public offering of the Securities, we authorize you, in your discretion, to determine the time of the initial public offering, to determine the amount of Securities, if any, to be purchased by the Underwriters pursuant to any over-allotment option, to change the initial public offering price and the concessions and discounts to dealers after the initial public offering, to furnish the Company with the information to be included in the Registration Statement with respect to the terms of offering, and to determine all matters relating to advertising and communications with dealers or others.

          We authorize you (i) to reserve for sale and to sell to (A) institutions and retail investors, and (B) dealers selected by you ("Selected Dealers"), and (ii) to reserve for sale pursuant to Delayed Delivery Contracts arranged by you through Selected Dealers, all or any part of the Securities to be purchased by us, as you determine. Any such sale to Selected Dealers may be made pursuant to the terms and conditions of your Master Selected Dealers Agreement or otherwise, as you may determine. Each Selected Dealer shall be a person (a "Dealer") who is a broker or dealer (as defined in the By-Laws of the National Association of Securities Dealers, Inc. (the "NASD")) actually engaged in the investment banking or securities business and (i) a member in good standing of the NASD that makes the representations and agreements applicable to such a member contained in Section 17 hereof or (ii) a foreign broker, dealer or other institution not eligible for membership in the NASD that makes the representations and agreements applicable to such foreign institutions contained in Section 17 hereof. You may arrange for any Underwriter, including the Representatives, to become one of the Selected Dealers. Reservations for sales to institutions and retail investors and for sales pursuant to Delayed Delivery Contracts for our account are to be as nearly as practicable in proportion to our underwriting obligation, except for such sales for our account as designated by an institution or retail customer. Reservations for sales to Selected Dealers for our account need not be in proportion to our underwriting obligation, but sales of Securities reserved for our account for sale to Selected Dealers shall be made as nearly as practicable in the ratio which the amount of Securities reserved for our account bears to the aggregate amount of Securities reserved for the account of all Underwriters, as calculated from day to day. The price to Selected Dealers initially shall be the public offering price less a concession not in excess of the Selected Dealers' concession set forth in the Invitation and the price to institutions and retail investors shall be the public offering price. With your consent, the Underwriters may allow, and Selected Dealers may re-allow, a discount on sales to Dealers in an amount not in excess of the amount set forth in the Invitation. Upon your request, we will advise you of the identity of any Dealer to whom we allow such a discount and any Underwriter or Selected Dealer from whom we receive such a discount.
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          We also authorize you, in your discretion, to buy Immediate Delivery
Securities for our account from Selected Dealers at the public offering price less such amount not in excess of the Selected Dealers' concession as you determine.

          At or before the time the Securities are released for sale, you shall notify us of the amount of Securities that has not been reserved for our account for sale to Selected Dealers and for sale pursuant to Delayed Delivery Contracts and the amount that is to be retained by us for direct sale. After advice from you that the Securities are released for public offering, we will offer to the public in conformity with the terms of the offering set forth in the Prospectus such of our Securities as you advise are not reserved.

          We will from time to time, upon your request, report to you the amount of Securities retained by us for direct sale that remains unsold. Upon your request, we will deliver to you for our account, or sell to you for the account of one or more of the Underwriters, such amount of unsold Securities as you may designate at the public offering price less, in the case of sales or deliveries for the account of Selected Dealers, an amount determined by you not in excess of the concession to Selected Dealers. You may also repurchase Securities from other Underwriters and Selected Dealers, for the account of one or more of the other Underwriters, at the public offering price less, in the case of purchases for the account of Selected Dealers, an amount determined by you not in excess of the concession to Selected Dealers.

          You may from time to time deliver to any Underwriter, for carrying purposes or for sale by such Underwriter, any of the Securities then reserved for sale pursuant to Delayed Delivery Contracts or for sale to, but not purchased and paid for by, Selected Dealers, all as above provided; however, to the extent that Securities are so delivered for sale by such Underwriter, the amount of Securities then reserved for the account of such Underwriter shall be correspondingly reduced. Securities delivered for carrying purposes only shall be redelivered to you upon demand.

          If, in accordance with the terms of the offering set forth in the Prospectus, the offering of the Securities is not at a fixed price but at varying prices set by individual Underwriters based on market prices or at negotiated prices, the provisions of the first paragraph of this Section relating to your right to change the public offering price and concessions and discounts to dealers shall not apply, and other references in this Section and elsewhere in this Agreement to the public offering price or Selected Dealers' concession shall be deemed to mean the prices and concessions determined by you from time to time in your discretion.

          Any Securities sold or loaned by us (otherwise than through you) which you purchase in the open market for the account of any Underwriter will be repurchased by us on demand at the cost of such purchase plus commissions and taxes on redelivery. Securities delivered on such repurchase need not be the identical Securities so purchased. In lieu of such action you may in your discretion sell for our account the Securities so purchased and debit or credit our account for the loss or profit resulting from such sale, or charge our account with an amount not in excess of the Selected Dealers' concession with respect to such Securities.
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          (b) Delayed Delivery Arrangements. We authorize you to act on our behalf in making all arrangements for the solicitation of offers to purchase Delayed Delivery Securities from the Company pursuant to Delayed Delivery Contracts and we agree that all such arrangements will be made only through you, directly or through Selected Dealers (including Underwriters acting as Selected Dealers) to whom you may pay a commission as provided in the Prospectus and herein.

          The obligation of each of the Underwriters to purchase and pay for Securities as set forth in the Underwriting Agreement shall be reduced in the proportion provided for therein, except that (i) as to any Delayed Delivery Contract determined by you, in your discretion, to have been directed and allocated by a purchaser to a particular Underwriter, such obligation of such Underwriter shall be reduced by the amount of Delayed Delivery Securities covered thereby, (ii) as to any Delayed Delivery Contracts for which arrangements are made through Selected Dealers, such obligation of each Underwriter shall be reduced as nearly as practicable in the proportion determined by you that the amount of Securities of such Underwriter reserved and sold pursuant to Delayed Delivery Contracts arranged through Selected Dealers bears to the total Securities so reserved and sold, and (iii) such reductions shall be rounded, as you shall determine, to the nearest $1,000 principal amount or whole share or unit of the Securities.

          The fee payable by the Company to each Underwriter with respect to Delayed Delivery Securities pursuant to the Underwriting Agreement shall be credited to the account of such Underwriter based upon the amount by which such Underwriter's underwriting obligation is reduced as specified in the preceding paragraph.

          If the amount of Delayed Delivery Securities applied to reduce an Underwriter's underwriting obligation and the amount of Immediate Delivery Securities sold by or for the account of such Underwriter exceeds such Underwriter's underwriting obligation, there shall be credited to such Underwriter with respect to such excess amount of Securities only the amount of the Selected Dealers' concession.

          The commissions payable to Selected Dealers in respect of Delayed Delivery Contracts arranged through them shall be charged to each Underwriter in the proportion which the amount of Securities of such Underwriter reserved and sold pursuant to Delayed Delivery Contracts arranged through Selected Dealers bears to the total Securities so reserved and sold.

          5. Payment and Delivery. We authorize you to make payment on our behalf to the Company or any selling security holder of the purchase price of our Securities, to take delivery of our Securities, registered as you may direct in order to facilitate deliveries, and to deliver our reserved Securities against sales. At your request we will pay you an amount equal to the public offering price, less the selling concession, of either our Securities or our unreserved Securities as you direct, and such payment will be credited to our account and applied to the payment of the purchase price. Such payment shall be made in the form and at the time and places as may be specified in such request. After you receive payment for reserved
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Securities sold for our account, you will remit to us the purchase price (if any) paid by us for such Securities and credit or debit our account with the difference between the sale prices and the purchase price thereof. You will deliver to us our unreserved Securities promptly, and our reserved but unsold Securities, against payment of the purchase price therefor (except, in the case of Securities for which payment has previously been made), as soon as practicable after the termination of the provisions referred to in Section 10(a) hereof, except that if the aggregate amount of reserved but unsold Securities upon such termination does not exceed 15% of the total amount of the Securities, you may in your discretion sell such reserved but unsold Securities for the accounts of the several Underwriters as soon as practicable after such termination, at such prices and in such manner as you determine.

          In the event that the Underwriting Agreement for an offering provides for the payment of a commission or other compensation to the Underwriters, we authorize you to receive such commission or other compensation for our account.

          Notwithstanding the foregoing provisions of this Section, if transactions in the Securities can be settled through the facilities of The Depository Trust Company or any other depository or similar facility, if we are a member, you are authorized, in your discretion, to make appropriate arrangements for payment and/or delivery through its facilities of the Securities to be purchased by us, or if we are not a member, settlement may be made through a correspondent that is a member pursuant to our timely instructions.

          6. Authority to Borrow. In connection with the purchase or carrying of our Securities or other securities purchased for our account, we authorize you, in your discretion, to advance your funds for our account, charging current interest rates, to arrange loans for our account, and in connection therewith to execute and deliver any notes or other instruments and hold or pledge as security any of our Securities or such other securities. Any lender may rely upon your instructions in all matters relating to any such loan. Any Securities or such other securities held by you for our account may be delivered to us for carrying purposes, and if so delivered will be redelivered to you upon demand.

          7. Stabilization and Over-Allotment. We authorize you, in your discretion, to make purchases and sales of Securities, any other securities of the Company of the same class and series and any other securities of the Company which you may designate in the open market or otherwise, for long or short account, on such terms as you deem advisable, and to over-allot in arranging sales. Such purchases and sales and over-allotments will be made for the accounts of the Underwriters as nearly as practicable in proportion to their respective underwriting obligations. It is understood that you may have made purchases of securities of the Company for stabilizing purposes prior to the time when we become one of the Underwriters, and we agree that any securities so purchased shall be treated as having been purchased for the respective accounts of the Underwriters pursuant to the foregoing authorization. We authorize you, in your discretion, to cover any short position incurred pursuant to this Section by purchasing securities on such terms as you deem advisable. Except as provided in this Section, at no time will our net commitment under the foregoing provisions of this Section exceed 15%
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of our underwriting obligation, excluding Securities which may be purchased upon exercise of an over-allotment option. In the case of our net commitment for short account, our net commitment will be computed assuming that all Securities which may be purchased upon exercise of an over-allotment option are acquired.
We will on demand take up at cost, including accrued interest or dividends and amortization of original issue discount, if any, any securities so purchased and deliver any securities so sold or over-allotted for our account, and, if any other Underwriter defaults in its corresponding obligation, we will assume our proportionate share of such obligation without relieving the defaulting Underwriter from liability. Upon request, we will advise you of the Securities retained by us and unsold and will sell to you for the account of one or more of the Underwriters such of our unsold Securities and at such price, not less than the net price to Selected Dealers nor more than the public offering price, as you determine. We understand that the existence of this provision is no assurance that the price of the Securities will be stabilized or that stabilizing, if commenced, may not be discontinued at any time. If you effect stabilizing purchases pursuant to this Section, you will notify us promptly of the initiation and termination thereof.

          8. Open Market Transactions. We and you agree not to bid for, purchase, attempt to induce others to purchase, or sell directly or indirectly, any Securities, any other securities of the Company of the same class and series and any other securities of the Company which you may designate, except as brokers pursuant to unsolicited orders and as otherwise provided in this Agreement and the Underwriting Agreement. If the Securities are or include common stock or securities convertible into common stock, we and you also agree not to effect, or attempt to induce others to effect, directly or indirectly, any transactions in or relating to put or call on any stock of the Company, except to the extent permitted by Regulation M under the Exchange Act as interpreted by the Commission. We represent that we have at all times complied with and will at all times comply with the provisions of Regulation M under the Exchange Act applicable to any offering of Securities.

          9. Net Capital. We represent that the incurrence by us of our obligations hereunder and under the Underwriting Agreement in connection with the offering of the Securities will not result in a violation of Rule 15c3-1 under the Exchange Act, or of any similar provisions of any applicable rules of any securities exchange to which we are subject or of any restriction imposed on us by any such exchange or any governmental authority.

          10. Termination; Amendment. (a) The provisions of (i) the second sentence of the fourth paragraph of Section 4(a) hereof, (ii) the last paragraph of Section 4(a) hereof, (iii) the first sentence of Section 7 hereof, and (iv)
Section 8 hereof (collectively, the "offering provisions") will terminate at the close of business on the 45th day after the date the Securities are released for sale by you by notice to the Underwriters or at the close of business on the day of the closing of the purchase of the Securities by the Underwriters pursuant to the Underwriting Agreement, whichever is later, unless in either such case the effectiveness of such offering provisions is extended or sooner terminated as hereinafter provided. You may extend the effectiveness of such offering provisions up to an additional 15 days by notice to us to the effect that the offering provisions of this Agreement are extended to the date or by the number of days
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indicated in the notice. You may terminate such offering provisions other than the last paragraph of Section 4(a) hereof at any time by notice to us to the effect that the offering provisions of this Agreement are terminated and you may terminate the provisions of the last paragraph of Section 4(a) hereof at any time at or subsequent to the termination of the other offering provisions by notice to us to the effect that the penalty bid provisions of this Agreement are terminated. All other provisions of the Agreement shall remain operative and in full force and effect with respect to such offering.

          (b) This Agreement may be terminated by either party hereto upon five business days' written notice to the other party; provided, however, that with respect to any particular offering of Securities, if you receive any such notice from us after our Acceptance for such offering, this Agreement shall remain in full force and effect as to such offering and shall terminate with respect to such offering and all previous offerings only in accordance with and to the extent provided in subsection (a) of this Section.

          (c) This Agreement may be supplemented or amended by you by notice to us by written communication and, except for supplements or amendments set forth in an Invitation, any such supplement or amendment to this Agreement shall be effective with respect to any offering to which this Agreement applies after the date of such supplement or amendment. Each reference to "this Agreement" herein shall, as appropriate, be to this Agreement as so supplemented and amended.

          11. Expenses and Settlement. Except as otherwise provided herein, you may charge our account with any transfer taxes on sales made by you of Securities purchased by us under the Underwriting Agreement and with our proportionate share (based upon our underwriting obligation) of all other expenses incurred by you under this Agreement or in connection with the purchase, carrying, sale or distribution of the Securities. The accounts hereunder will be settled as promptly as practicable after the termination of the offering provisions referred to in the first sentence of Section 10(a) hereof, but you may reserve such amount as you deem advisable for additional expenses. Your determination of the amount to be paid to our by us will be conclusive. You may at any time make partial distributions of credit balances or call for payment of debit balances. Any of our funds in your hands may be held with your general funds without accountability for interest. Notwithstanding any settlement, we will remain liable for any taxes on transfers for our account, and for our proportionate share (based upon our underwriting obligation) of all expenses and liabilities which may be incurred by or for the accounts of the Underwriters.

          12. Default by Underwriters. Default by one or more Underwriters hereunder or under the Underwriting Agreement will not release the other Underwriters from their obligations or affect the liability of any defaulting Underwriter to the other Underwriters for damages resulting from such default. If one or more Underwriters default under the Underwriting Agreement, you may arrange for the purchase by others, including non-defaulting Underwriters, of Securities not taken up by the defaulting Underwriter or Underwriters.
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          13. Position of Representatives. You will be under no liability to us for any act or omission except for obligations expressly assumed by you herein, and no obligations on your part will be implied hereby or inferred herefrom. Your authority hereunder and under the Underwriting Agreement may be exercised by you jointly or by RBC Capital Markets Corporation. The rights and liabilities of the Underwriters are several in accordance with their respective underwriting obligations and not joint, and nothing will constitute the Underwriters a partnership, association or separate entity.

          If for Federal income tax purposes the Underwriters should be deemed to constitute a partnership then each Underwriter elects to be excluded from the application of Subchapter K, Chapter 1, Subtitle A, of the Internal Revenue Code of 1986, as amended. You, as Representatives of the several Underwriters, are authorized, in your discretion, to execute on behalf of the Underwriters such evidence of such election as may be required by the Internal Revenue Service.

          14. Indemnification. We will indemnify and hold harmless each other Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act to the extent and upon the terms upon which each Underwriter agrees to indemnify the Company, any selling security holders and certain other persons in the Underwriting Agreement.

          15. Contribution. Each Underwriter (including you) will pay upon your request, as contribution, its proportionate share, based upon its underwriting obligation, of any losses, claims, damages or liabilities, joint or several, paid or incurred by any Underwriter to any person other than an Underwriter, arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus, any amendment, supplement or term sheet thereto or any related preliminary Prospectus or any other selling or advertising material approved by you for use by the Underwriters in connection with the sale of the Securities, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (other than an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by an Underwriter through you specifically for use therein); and will pay such proportionate share of any legal or other expenses reasonably incurred by you or with your consent in connection with investigating or defending any such loss, claim, damage or liability, or any action in respect thereof. In determining the amount of any Underwriter's obligation under this Section, appropriate adjustment may be made by you to reflect any amounts received by any one or more Underwriters in respect of such claim from the Company, any selling security holder or any other person (other than an Underwriter) pursuant to the Underwriting Agreement or otherwise. There shall be credited against any amount paid or payable by us pursuant to this Section any loss, damage, liability or expense which is incurred by us as a result of any such claim asserted against us, and if such loss, claim, damage, liability or expense is incurred by us subsequent to any payment by us pursuant to this Section, appropriate provision shall be made to effect such credit, by refund or otherwise. If any such claim is asserted, you may take such action in connection therewith as you deem necessary
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or desirable, including retention of counsel for the Underwriters, and in your discretion separate counsel for any particular Underwriter or group of Underwriters, and the fees and disbursements of any counsel so retained by you shall be included in the amounts payable pursuant to this Section. In determining amounts payable pursuant to this Section, any loss, claim, damage, liability or expense incurred by any person controlling any Underwriter within the meaning of Section 15 of the Act which has been incurred by reason of such control relationship shall be deemed to have been incurred by such Underwriter. Any Underwriter may elect to retain at its own expense its own counsel. You may settle or consent to the settlement of any such claim, on advice of counsel retained by you. Whenever you receive notice of the assertion of any claim to which the provisions of this Section would be applicable, you will give prompt notice thereof to each Underwriter. We will cooperate with you and counsel retained by you in investigating and defending against such claim or claims and will make available all relevant records, and documents and appropriate personnel. If any Underwriter or Underwriters default in their obligation to make any payments under this Section, each non-defaulting Underwriter shall be obligated to pay its proportionate share of all defaulted payments, based upon such Underwriter's underwriting obligation as related to the underwriting obligations of all non-defaulting Underwriters, without, however, relieving such defaulting Underwriter from its liability therefor.

          16. Reports and Blue Sky Matters. We authorize you to file with the Commission and any other governmental agency any reports required in connection with any transactions effected by you for our account pursuant to this Agreement, and we will furnish any information needed for such reports. We agree to transmit to you for filing with the Commission any report required to be made by us pursuant to the Exchange Act as a result of any transactions effected in connection with the offering of the Securities. You will not have any responsibility with respect to the right of any Underwriter or other person to sell the Securities in any jurisdiction, notwithstanding any information you may furnish in that connection. We authorize you to file on our behalf with the NASD such documents and information, if any, which are available or have been furnished to you for filing pursuant to applicable rules, statements and interpretations of the NASD, and we will, upon request, promptly furnish you with any information required to be furnished to the NASD.

          17. NASD Matters. You represent that you are a member in good standing of the NASD, and we represent that we are actually engaged in the investment banking or securities business and are either (a) a member in good standing of the NASD, or (b) a foreign broker, dealer or other institution not eligible for membership in the NASD. If we are such a member we agree that in making sales of the Securities we will comply with all applicable rules of the NASD, including, without limitation, Rule 2740 of the NASD's Conduct Rules. If we are not an NASD member, we agree to comply as though we were a member with Rules 2730, 2740,2750 and 2790 of the NASD's Conduct Rules. If we are such a foreign broker, dealer or other institution, we agree not to offer or sell any Securities in the United States of America except through you and in making sales of Securities we agree to comply with Rule 2420 of the NASD's Conduct Rules as it applies to a nonmember broker or dealer in a foreign country.

          18. Notices. Any notices from you to us shall be deemed to have been duly given if mailed, hand-delivered, telephoned (and confirmed in writing), telegraphed, telexed, telecopied or communicated by graphic scanning to us at the address set forth at the foot of this Agreement, or at such other address as we shall have advised you in writing. Any notice from us to you shall be deemed to have been duly given if mailed, hand-delivered, telephoned (and confirmed in writing), telegraphed, telexed, telecopied or communicated by graphic scanning to:

          RBC Capital Markets Corporation

          One Liberty Plaza
          New York, NY 10006-1404
          Attn: Syndicate Department

          Telephone: (212) 428-6627
          Fax: (612) 428-6260

(or to such other address, telephone, telecopy or telex as we shall be notified by you). Communications by telegram, telex, telecopy, graphic scanning or other written form shall be deemed to be "written" communications.

          19. Governing Laws. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws thereof.

                                        Very truly yours,

                                        ----------------------------------------
                                        (Name of Firm)


By:
    ---------------------------------
Print Name:
            -------------------------
Title:
       ------------------------------
Address:
         ----------------------------
Telephone:
           --------------------------
Fax:
     --------------------------------

Confirmed, as of the date first above written

RBC CAPITAL MARKETS CORPORATION


By
   ----------------------------------
   Joe Morea, Managing Director

                                                             EXHIBIT A TO MASTER
                                                    AGREEMENT AMONG UNDERWRITERS

                         RBC CAPITAL MARKETS CORPORATION
                       MASTER UNDERWRITERS' QUESTIONNAIRE

     In connection with an offering covered by RBC Capital Markets Corporation's Master Agreement Among Underwriters dated July 1, 2004, we confirm that except as set forth in our acceptance of an invitation to participate in such offering or other communication furnished to RBC Capital Markets Corporation prior to the effectiveness of our commitment to purchase:

          (1) Neither we nor any of our directors, officers or partners have a material (as material is defined in Regulation C under the Securities Act of 1933, as amended (the "Act")) relationship with the Company.

          (2) Neither we nor any "group" (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 ("Exchange Act")) of which we are a member is the beneficial owner (determined in accordance with Rule 13d-3 under the Exchange Act) of more than 5% of any class of voting securities of the Company, nor do we have any knowledge that more than 5% of any class of voting securities of the Company is held or to be held subject to any voting trust or other similar agreement.

          (3) Except as described in the Registration Statement, any Prospectus, the Master Agreement Among Underwriters, the Underwriting Agreement and the invitation to participate in the offering, we do not know of any discounts or commissions to be allowed or paid to dealers, including all cash, securities, contracts or other consideration to be received by any dealer in connection with the sale of the Securities.

          (4) We have not prepared any report or memorandum for external use in connection with the proposed offering. (If there are any exceptions, furnish four (4) copies of each report and memorandum and identify each class of person who received such material and the number of copies distributed to each such class.)

          (5) If the offer and sale of the securities are to be registered under the Securities Act of 1933 pursuant to a Registration Statement on Form S-1, we have not within the past twelve months prepared or had prepared for us any engineering, management or similar report or memorandum relating to broad aspects of the business, operations or products of the

Company. (The immediately preceding sentence does not apply to reports solely comprised of recommendations to buy, sell or hold the Company's securities, unless such recommendations have changed within the past six months or to information already contained in documents filed with the Securities and Exchange Commission. If there are any exceptions, furnish four (4) copies of each report and memorandum and identify each class of persons who received such material and the number of copies distributed to each such class.)

          (6) Neither we nor any of our directors, officers, partners or "persons associated with" us (as defined in the By-Laws of the National Association of Securities Dealers, Inc. ("NASD")) nor, to our knowledge, any "related person" (defined by the NASD to include counsel, financial consultants and advisors, finders, members of the selling or distribution group and any other persons associated with or related to any of the foregoing) or any other broker-dealer, (a) within the last 12 months have purchased in private transactions any securities of the Company or any Company Related Party (as hereinafter defined), (b) within the last 12 months had any dealings with the Company, any selling security holder or any subsidiary or controlling person thereof (other than relating to the proposed Underwriting Agreement) as to which documents or information are required to be filed with the NASD pursuant to its Corporate Financing Rule or (c) during the 12 months immediately preceding the filing of the registration statement, have entered into any arrangement which provided for the receipt of any item of value (including, but not limited to, cash payments and expense reimbursements) and/or the transfer of any warrants, options or other securities from the Company or any Company Related Party to us or any related person.

          (7) There is no association or affiliation between us and (a) any officer or director of the Company or any Company Related Party or (b) any security holder of any class of securities of the Company or any Company Related Party. The Term "Company Related Party" shall mean any selling security holder offering securities to the public, any affiliate of the Company or any selling security holder, and the officers or general partners, directors, employees and security holders thereof.

          (8) If the Securities are to be issued pursuant to a trust indenture, we are not an affiliate (as defined in Rule 0-2 under the Trust Indenture Act of 1939) of the Trustee for the Securities or of its parent, if any. Neither the Trustee nor its parent, if any, nor any of their directors or executive officers is a "director, officer, partner, employee, appointee or representative" of ours (as those terms are defined in the Trust Indenture Act of 1939 or in the relevant instructions to Form T-1). We and our directors, partners, and executive officers, taken as a group, did not on the date specified in the Invitation Telex, and do not, own beneficially 1% or more of the shares of any class of voting securities of the Trustee or of its parent, if any. If we are a corporation, we do not have outstanding and have not assumed or guaranteed any securities issued otherwise than in our present corporate name.

          (9) If the issuer is a public utility, we are not a "holding company" or a "subsidiary company" or an "affiliate" of a "holding company" or of a "public utility company", each as defined in the Public Utility Holding Company Act of 1935.